                                                                   EXHIBIT 23(A)

                   [Letterhead of PricewaterhouseCoopers LLP]

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 21, 2002 relating to the financial statements, which appears on page 32 of the 2001 Financial Review and Supplementary Information to Stockholders of Popular, Inc., which is incorporated by reference in Popular, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2001. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

PricewaterhouseCoopers LLP



/s/ PricewaterhouseCoopers LLP

San Juan, Puerto Rico
June 28, 2002